Exhibit 99.2


Notes to Footnote 1:


In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse First Boston (the "Bank"), a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute the Credit Suisse First Boston business unit (the "CSFB business unit") excluding Asset Management (as defined below) (the "Reporting Person"). The CSFB business unit is also comprised of an asset management business principally conducted under the brand name Credit Suisse Asset Management ("Asset Management"). The Reporting Person provides financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds. Asset Management provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide.

The address of the Bank's principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person's principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010. The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse First Boston, Inc. ("CSFBI"), a Delaware corporation. The address of CSFBI's principal business and office is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CSFBI, and the direct owner of the remainder of the voting stock of CSFBI, is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland. CSFBI owns all of the voting stock of Credit Suisse First Boston
(USA), Inc. ("CSFB-USA"), a Delaware corporation and holding company.

CSG is a global financial services company with two distinct business units. In addition to the CSFB business unit, CSG is comprised of the Credit Suisse Financial Services business unit (the "Credit Suisse Financial Services business unit"), which offers investment products, private banking and financial advisory services, including insurance and pension solutions, for private and corporate clients in Europe and other markets around the world. CSG's business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including Asset Management and the Credit Suisse Financial Services business unit) may beneficially own securities of the issuer to which this Form relates (the "Securities") and such Securities are not reported in this Form 4. CSG expressly disclaims beneficial ownership of Securities beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of Asset Management and the Credit Suisse Financial Services business unit disclaims beneficial ownership of Securities owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Securities beneficially owned by CSG, Asset Management and the Credit Suisse Financial Services business unit.

Sprout Capital IX, L.P. ("Sprout IX"), and Sprout Entrepreneurs Fund, L.P. ("SEF") are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation ("DLJCC"), a Delaware corporation and a wholly-owned subsidiary of CSFB-USA, acts as a venture capital partnership management company. DLJCC is also the general partner of SEF and the managing general partner of Sprout IX and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of SEF and Sprout IX. DLJ Associates IX, L.P. ("Associates IX"), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout IX. DLJ Capital Associates IX, Inc. ("DLJCA IX"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates IX. The address of the principal business and office of each of CSFB-USA, DLJCC, Sprout IX and SEF is Eleven Madison Avenue, New York, New York 10010. James Niedel is a consultant to the Sprout Group division of Credit Suisse First Boston Private Equity, Inc., a subsidiary of CSFB-USA. The Reporting Person disclaims beneficial ownership of securities owned by Dr. Niedel.

Notes to Footnote 2:



These shares are held of record by the following persons. The shares were obtained through the conversion of Auxilium Pharmaceuticals, Inc. Series D Convertible Preferred Stock into Common Stock upon the closing of the Initial Public Offering of Auxilium Pharmaceuticals, Inc. at a ratio of one share of common stock for six shares of Series D Preferred Stock. Additionally, the following persons purchased shares from the underwriters during the Initial Public Offering at a per share price of $7.50. The Reporting Person disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The Reporting Person disclaims beneficial ownership of securities owned by Dr. Niedel.



--------------------------------------------------------- ------------------------- ------------------- --------------
                         Holder                            Shares of Common Stock    Shares of Common       Total
                                                           Issued Upon Conversion    Stock Purchased
                                                              of the Series D           during the
                                                           Convertible Preferred      Initial Public
                                                                   Stock                 Offering
--------------------------------------------------------- ------------------------- ------------------- --------------
DLJ Capital Corporation                                            4,376                   417              4,793
--------------------------------------------------------- ------------------------- ------------------- --------------
Sprout Capital IX, L.P.                                          2,088,725               198,800          2,287,525
--------------------------------------------------------- ------------------------- ------------------- --------------
Sprout Entrepreneurs Fund, L.P.                                    8,231                   783              9,014
--------------------------------------------------------- ------------------------- ------------------- --------------
Dr. James Niedel                                                   32,000                   --             32,000
--------------------------------------------------------- ------------------------- ------------------- --------------


Notes to Footnote 3:



These warrants are held of record by the following persons. The table sets forth the number of shares of Common Stock issuable upon exercise of such warrants. Such warrants were converted from warrants to purchase Series D Preferred Stock to warrants to purchase Common Stock upon the closing of the Initial Public Offering of Auxilium Pharmaceuticals, Inc. at a ratio of one share of common stock for five shares of Series D Preferred Stock underlying the respective Series D Preferred Stock warrant, having an exercise price of $5.625 per share. Each warrant is exercisable into one share of Common Stock. The Reporting Person disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The Reporting Person disclaims beneficial ownership of securities owned by Dr. Niedel.



--------------------------------------------------------- --------------------------- --------------------------------
                         Holder                              Warrants held by the         Shares of Common Stock
                                                                    Holder               Issuable Upon Exercise of
                                                                                                 Warrants
--------------------------------------------------------- --------------------------- --------------------------------
DLJ Capital Corporation                                             1,314                          1,314
--------------------------------------------------------- --------------------------- --------------------------------
Sprout Capital IX, L.P.                                            627,244                        627,244
--------------------------------------------------------- --------------------------- --------------------------------
Sprout Entrepreneurs Fund, L.P.                                     2,472                          2,472
--------------------------------------------------------- --------------------------- --------------------------------
Dr. James Niedel                                                    9,609                          9,609
--------------------------------------------------------- --------------------------- --------------------------------
